UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008 [May 15, 2008]

CLEAN POWER TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51716 (Commission File Number)	98-0413062 (IRS Employer Identification No.)

436-35th Avenue N.W., Calgary, Alberta, Canada T2K 0C1

 (Address of principal executive offices)               (Zip Code)

(403) 277-2944

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

See Item 5.02 (e) below.

Item 5.02

 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02 (b) Departure of Directors and Certain Officers

On April 7, 2008, Mr. David William Thursfield notified Clean Power Technologies Inc. (the “Corporation”) that he would not stand for re-election at the Annual Meeting of the Shareholders.

On April 2, 2008, Mr. Richard Dennis notified the Corporation that he would not stand for re-election at the Annual Meeting of the Shareholders.

Therefore, at the Annual General Meeting of the Shareholders held on May 15, 2008, both Mr. Thursfield and Mr. Dennis’ positions as members of the Board of Directors terminated.

5.02(c) Election of Officers

At a Board of Directors Meeting held on May 22, 2008, the Board re-elected Mr. Abdul Mitha to serve as Chief Executive Officer and President, and Diane Glatfelter as Secretary-Treasurer and Chief Financial Officer of the Corporation.

5.02 (d) Election of Directors

At the Annual General Meeting of the Shareholders held on May 15, 2008 the following persons were re-elected to the Board of Directors:

Abdul Mitha

Mr. Abdul Mitha has served as the Corporation’s President since June 2, 2006, Vice President Finance since July 30, 2005, and a member of the Board of Directors since September 28, 2006.  Mr. Mitha has over twenty-five years of domestic and international experience in the management of ongoing and start-up public and private companies.  Mr. Mitha has provided consulting and advisory services to various start-up businesses in Canada including Findex Resources, Inc., Meritworld.Com Inc., and E-Com Interactive, Inc.  From March 1991 to September 2005, Mr. Mitha was the President and shareholder of AVS 90 PV Associates Ltd. a company which acted as an advisor and consultant to start up companies, and was involved in the financing and negotiating of joint venture projects.  From September 2005, to present, Mr. Mitha was the President and a director of Unicus Corporation, a corporation involved in the promotion of steam and gas technologies.

Mr. Mitha practiced law at the English Bar from 1972 - 1977 when he immigrated to Canada.  Since 1977, Mr. Mitha has been an entrepreneur in business and real estate investments.  Mr. Mitha received his MA in Comparative Law from Brunel University, Middlesex, England and is a Barrister-at-Law with the English Bar.  Mr. Mitha was a member of the British Institute of Management from 1973 to 1978 and a member of the Institute of Arbitrators (England) from 1972 to 1978.

Mr. Mitha has been appointed to serve on the compensation committee of the Corporation.

Mr. Mitha is not an officer or director of any other reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Diane Glatfelter

Ms. Diane Glatfelter has served as the Corporation’s Secretary-Treasurer and a member of the Board of Directors since May 23, 2006.  Ms. Glatfelter holds a Bachelor of Science with a major in marketing and a minor in management, received from the University of Bridgeport in 1988.  From June 1999 to the date of this filing, Ms. Glatfelter is the President and shareholder of K2 Unlimited, Inc. a consulting company which provides consulting in all areas of cash flow, including factoring, purchase order advances, debt management, bounced check recovery, loans, revenue management, risk management and collections.

Ms. Glatfelter has 150 million dollars of accounts receivable under management for various clients at any one time.  Ms. Glatfelter resides in Billerica, MA.

Ms. Glatfelter is an officer and director of OLM Ventures Inc. a reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Michael Burns

Mr. Michael Burns has served as a member of the Board of Directors since May 23, 2006.  Mr. Burns is an engineer with experience in the field of control systems, project management.  From December, 2002 to the date of this filing, Mr. Burns was the managing director for Engineering Verification Services Ltd., a Corporation offering various automotive design and development projects including a heat recovery steam engine hybrid vehicle project with MitsuiBabcock.  From April 2001 to December 2002, Mr. Burns held the position of Chief Engineer, Engineering Verification Services and Business Unit Manage with TWR Engineering Worthing Technical Centre.  From October 1994 to April 2001, Mr. Burns was employed by the Daewoo Motor Company with his final position being Chief Engineer, vehicle testing, prototype building and executive board member.  He had under management a department of 240 people.  Mr. Burns resides in the United Kingdom.

Mr. Burns is not an officer or director of any other reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

The following persons were newly elected to the Board of Directors:

Mr. Robert Bayley

Mr. Bayley is a chartered engineer who holds a B.Sc. Mechanical Engineering and Economic studies degree.  From June 2002 to June 2003, Mr. Bayley was a project and maintenance manager for Foster Wheeler and from July 2003 to February 2004, Mr. Bayley became head of mechanical engineering for BG Plc., Kazakhstan, whereby he provided technical and mechanical engineering support to the production, design and construction of various projects.  Mr. Bayley obtained the position of maintenance manager for BG Plc from February 2004 to June 2006.  Mr. Bayley curently is an asset integrity specialist for BG Plc., Egypt.  He has held this position with BG Plc since June 2006.

Mr. Bayley is fluent in various languages including German, French, Spanish, Indonesian, Malaysian and Russian.

Mr. Bayley is not an officer or director of any other reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

Peter J. Gennuso

Mr. Gennuso graduated from the School of Law, JD, in May 1998 on the Dean’s list.  From October 1995 to May 1998, Mr. Gennuso was a financial and legal associate for Lynch Corporation, Greenwich, CT., moving into an associate role for Littman Krooks Roth & Ball PC, NY from August 1998 to May 2000.  Mr. Gennuso became associate for the Todtman, Nachamie, Spizz & Johns, PC., NY from May 2000 to May 2004.

Mr. Gennuso currently is partner with Gersten Savage LLP, New York, and has held this position since January 2008.  Mr. Gennuso was initially an Associate with Gersten Savage LLp from May 2004 to December 2007, later becoming partner in January.  Mr. Gennuso is currently legal council for Clean Power Technologies Inc. and has served as legal council since December 27, 2006.

Mr. Gennuso is not an officer or director of any other reporting company that files annual, quarterly or period reports with the United States Securities and Exchange Commission.

5.02 (e) Material Compensatory Plan

On May 22, 2008, the Board of Directors approved an Employment Agreement (the “Agreement”) with Mr. Abdul Mitha, a director and officer of the Corporation.  Under the terms of the Agreement, the Corporation must employ Mr. Mitha until July 1, 2014, unless sooner terminated, with the provision of extending the term for an additional five (5) years upon mutual agreement between the Corporation and Mr. Mitha.  The Corporation has agreed to compensate Mr. Mitha with an annual base salary of $500,000 during the first year of the initial term, with annual increases of 20% per year thereafter during the term of the Agreement, payable in consistent payroll installments. The Corporation has also agreed to increase Mr. Mitha’s base salary to $750,000 when the Corporation generates in excess of $1,000,000 and up to $5,000,000 in gross revenue.  In the event that the Corporation is unable to pay cash the base salary to Mr. Mitha, the Corporation is required to provide compensation within ninety (90) days by way of restricted shares of common stock, issued at $0.50 per share.

Mr. Mitha is entitled to receive bonus payments or incentive compensation, as may be determined by the Board of Directors of the Corporation, relating to various share issuances and stock incentive compensation as outlined in the Agreement.

Mr. Mitha is also entitled to participate in all stock option plans of the Corporation in effect during the term of employment.  The Corporation has agreed to enter into a stock option agreement with Mr. Mitha, for immediate issuance of 1,000,000 stock options to Mr. Mitha, with a term of five (5) years, at an exercise price of an average 90 days trading price preceding the exercise of the said options.  The options vest immediately upon issuance and cashless exercise is permitted.

As compensation for the services provided by Mr. Mitha to the Corporation from April 27, 2004 through the date of this agreement, the Corporation has agreed to give Mr. Mitha 4,000,000 shares of the Corporation’s Common Stock, vesting immediately.

Mr. Mitha shall continue to serve as the Chief Executive Officer of the Corporation and continue to report solely to the Board of Directors.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Abdul Mitha and Clean Power Technologies Inc. effective May 1, 2008, approved by the Board of Directors on May 22, 2008.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER TECHNOLOGIES INC.
May 28, 2008	By: /s/ Abdul Mitha Abdul Mitha Chief Executive Officer

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